
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      36,701,618
<SECURITIES>                                         0
<RECEIVABLES>                                  189,349<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              37,466,056<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                37,466,056<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            (1,374,812)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               942,240
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             (2,317,052)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         (2,317,052)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (2,317,052)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $114,342 and due from
DWR of $75,007.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $649,464 and net option premiums of $(74,375).
<F3>Liabilities include redemptions payable of $289,838, accrued management fees of $124,063, and accrued administrative expenses payable of $123,192.
<F4>Total revenues include realized trading revenue of $(264,935), net change in unrealized of $(1,453,346) and interest income of $343,469.

